                                                                     Exhibit 5.1

                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097

                                               July 7, 1997



Big City Bagels, Inc.
99 Woodbury Road
Hicksville, New York  11801

Gentlemen:

                  Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by Big City Bagels, Inc. ("Company") under the Securities Act of 1933, as amended ("Securities Act") with respect to: (i) up to an aggregate of 2,406,250 shares of common stock, par value $.001 per share ("Common Stock") issuable upon exercise of Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"); (ii) 250,000 shares of Common Stock issuable by the Company upon exercise of outstanding Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants"); and (iii) up to 2,406,250 Class A Warrants issuable upon exercise of outstanding Class A Warrants and Class B Warrants and Class A Warrants reserved for issuance.

                  We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. Based upon the foregoing, it is our opinion that:

                  (i) The shares of Common Stock to be issued upon exercise of the Class A Warrants, when issued in accordance with the terms of the Class A Warrants and in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  (ii) The shares of Common Stock to be issued upon exercise of the Class B Warrants, when issued in accordance with the terms of the Class B Warrants and in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  (iii) The Class A Warrants to be issued upon exercise of the Class A Warrants and the Class B Warrants, when issued in accordance with the terms of the Class A Warrants and the Class B Warrants and in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock and Class A Warrants will, prior to their issuance, be duly executed on behalf of the Company by the Company's transfer and/or warrant agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

Big City Bagels, Inc.
July 7, 1997
Page 2

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

                                                     Very truly yours,

                                                     GRAUBARD MOLLEN & MILLER